Exhibit (g)(3)
                                CUSTODY AGREEMENT
                                -----------------

         This Custody Agreement is dated June 18, 1993, between MORGAN STANLEY TRUST COMPANY, a New York State chartered trust company (the "Custodian"), and Norwest Bank Minnesota, N.A. (the "Client").
         1. The Client hereby appoints the Custodian as a custodian of securities and other property owned or under the control of the Client which are delivered to the Custodian, or any Subcustodian as appointed below, from time to time to be held in custody for the benefit of the Client. The Client instructs the Custodian to establish on the books and records of the Custodian one or more accounts (the "Accounts") in the name of the Client. The Custodian shall record in the Accounts and shall have general responsibility for the safekeeping of all securities ("Securities"), cash and other property (all such Securities, cash and other property being collectively the "Property") of the Client so delivered for custody. It is understood that the specific procedures the Custodian will use in carrying out its responsibilities under this Agreement are set forth in the procedures manual (the "Procedures Manual") prepared by the Custodian and delivered to the Client, as such Procedures Manual may be amended from time to time by the Custodian by written notice to the Client. The Client acknowledges that the Procedures Manual constitutes an integral part of this Agreement.
         2. The Property may be held in custody and deposit accounts that have been established by the Custodian with one or more domestic or foreign banks, or through the facilities of one or more clearing agencies or central securities depositories, as listed on Exhibit A hereto (the "Subcustodians"), as such Exhibit may be amended from time to time by the Custodian by written notice to the Client. The Custodian may hold Property for all of its customers with a
Subcustodian in a single account that is identified as belonging to the Custodian for the benefit of its customers. Any Subcustodian may hold Property in a securities depository and may utilize a clearing agency. The Client agrees that the Property may be physically held outside the United States. The Custodian shall not be liable for any loss resulting from the physical presence of any Property in a foreign country including, but not limited to, losses resulting from nationalization, expropriation, exchange controls or acts of war or terrorism. Except as provided in the previous sentence, the liability of the Custodian for losses incurred by the Client in respect of Securities shall not be affected by the Custodian's use of Subcustodians.
     3. With respect to Property held by a Subcustodian pursuant to Section 2:
         (a) The Custodian will identify on its books as belonging to the Client any Property held by a Subcustodian for the Custodian's account;
         (b) The Custodian  will hold Property  through a  Subcustodian  only if
         (i) such Subcustodian and any securities depository or clearing agency in which such Subcustodian holds Property, or any of their creditors, may not assert any right, charge, security interest, lien, encumbrance or other claim of any kind to such Property except a claim of payment for its safe custody or administration and (ii) beneficial ownership of such Property may be freely transferred without the payment of money or value other than for safe custody or administration;
         (c) The   Custodian   shall   require  that  Property   held   by   the
         Subcustodian for the Custodian's account be identified on the Subcustodian's books as separate from any property held by the Subcustodian other than property of the Custodian's customers and as held solely for the benefit of customers of the Custodian; and
         (d) In the event that the Subcustodian holds Property in a securities depository or clearing agency, such Subcustodian will be required by its agreement with the Custodian to identify on its books such Property as being held for the account of the Custodian as a custodian for its customers.
     4. The Custodian shall allow the Client's accountants reasonable access to the Custodian's records relating to the Property held by the Custodian as such accountants may reasonably require in connection with their examination of the Client's affairs. The Custodian shall also obtain from any Subcustodian (and will require each Subcustodian to use reasonable efforts to obtain from any securities depository or clearing agency in which it deposits Property) an undertaking, to the extent consistent with local practice and the laws of the jurisdiction or jurisdictions to which such Subcustodian, securities depository or clearing agency is subject, to permit independent public accountants such reasonable access to the records of such Subcustodian, securities depository or clearing agency as may be reasonably required in connection with the examination of the Client's affairs or to take such other action as the Custodian in its judgment may deem sufficient to ensure such reasonable access.
     5. The Custodian shall provide such reports and other information to the Client and to such persons as the Client directs as the Custodian and the Client may agree from time to time.
     6. The Custodian shall make or cause any Subcustodian to make payments from monies being held in the Accounts only:

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     (a) upon the purchase of Securities and then, to the extent consistent with practice in the jurisdiction in which settlement occurs, upon the delivery of such Securities;

     (b) for payments to be made in connection with the conversion, exchange or surrender of Securities;

     (c) upon a request of the Client that the Custodian return monies being held in the Accounts;

     (d) upon a request of the Client that monies be exchanged for or used to purchase monies denominated in a different currency;

     (e) as provided in Sections 8 and 12 hereof;

     (f) upon  termination of this Custody  Agreement as hereinafter  set forth;
     and

     (g) for any other purpose upon receipt of Authorized Instructions (as hereinafter defined).
     Except as provided in the last two sentences of this Section 6 and as provided in Section 8, all payments pursuant to this Section 6 will be made only upon receipt by the Custodian of Authorized Instructions. In the event that it is not possible to make a payment in accordance with Authorized Instructions, the Custodian shall proceed in accordance with the procedures set forth in the Procedures Manual. Any payment pursuant to subsection (f) of this Section 6 will be made in accordance with Section 16.
     7. The Custodian will make or cause any Subcustodian to make transfers, exchanges or deliveries of Securities only:
     (a) upon sale of such Securities and then, to the extent consistent with practice in the jurisdiction in which settlement occurs, upon receipt of payment therefor;
     (b) upon exercise of conversion, subscription, purchase, exchange or other similar rights pertaining to such Securities and, if applicable to such exercise and if consistent with practice in applicable jurisdiction, only on receipt of substitute or additional securities to be received upon such exercise;
     (c) as provided in Section 8 hereof;
     (d) upon the termination of this Custody Agreement as hereinafter set forth; and
     (e) for any other purpose upon receipt of Authorized Instructions. Except as provided in the last two sentences of this Section 7 and as provided in
     Section 8, all transfers, exchanges or deliveries of Securities pursuant to this Section 7 will be made only upon receipt by the Custodian of Authorized Instructions. In the event that it is not possible to transfer Securities in accordance with Authorized Instructions of the Client, the Custodian shall proceed in accordance with the procedures set forth in the Procedures Manual. Any transfer or delivery pursuant to subsection (d) of this Section 7 will be made in accordance with Section 16.
     8. In the absence of Authorized Instructions to the contrary, the Custodian may, and may authorize any Subcustodian to:
     (a) make payments to itself or others for expenses of handling Property or other similar items relating to its duties under this Agreement, provided that all such payments shall be accounted for to the Client;
     (b) receive and collect all income and principal with respect to Securities and to credit cash receipts to the Accounts;
     (c) exchange Securities when the exchange is purely ministerial (including, without limitation, the exchange of interim receipts or temporary securities for securities in definitive form and the exchange of warrants, or other documents of entitlement to securities, for the securities themselves);
     (d) surrender Securities at maturity or when called for redemption upon receiving payment therefor;
     (e) execute in the Client's name such ownership and other certificates as may be required to obtain the payment of income from Securities;
     (f) pay or cause to be paid, from the Accounts, any and all taxes and levies in the nature of taxes imposed on Property by any governmental authority in connection with custody of and transactions in such Property;
     (g) endorse for collection, in the name of the Client, checks, drafts and other negotiable instruments; and
     (h) in general, attend to all nondiscretionary details in connection with the custody, sale, purchase, transfer and other dealings with the Property.
     9. "Authorized Instructions" of the Client shall mean instructions received by telecopy, tested telex, electronic link or other electronic means or by such other means as may be agreed in writing pursuant to the Procedures Manual or otherwise in advance between the Client and the Custodian. The Custodian shall be entitled to act, and shall have no liability for acting, in accordance with the terms of this Agreement or upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Client.
     10. Securities which must be held in registered form may be registered in the name of the Custodian's nominee or, in the case of Securities in the custody of an entity other than the Custodian, in the name of such entity's nominee. The Client agrees to hold the Custodian and Subcustodians and any such nominee

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harmless from any liability arising out of any such person acting as a holder of record of such Securities, provided, however, that the Client shall not be liable for any such liability incurred as a result of the negligence or willful miconduct of the Custodian or a Subcustodian. The Custodian may without notice to the Client cause any Securities to cease to be registered in the name of any such nominee and to be registered in the name of the Client.
     11. Unless the Client and the Custodian otherwise agree, all cash received by the Custodian for the Accounts shall be placed in deposit accounts maintained by the Custodian for the benefit of its customers with Subcustodians or other domestic or foreign deposit taking institutions identified to the Client. The Client understands that such deposit accounts may not be accompanied by the benefit of any governmental insurance. If the Custodian and the Client have agreed in writing in advance that certain cash in the Accounts shall bear interest, the Custodian shall be responsible for crediting the Accounts with interest on such cash at the rates and times as agreed between the Client and the Custodian from time to time and such rates may be greater than or less than the rates paid on deposits by the applicable deposit taking institution. Any difference between the interest so paid to the Client and the interest so paid by the Subcustodians and other deposit taking institutions shall be for the account of the Custodian.
     12.From time to time, the Custodian may extend or arrange short-term credit for the Client which is (i) necessary in connection with payment and clearance of securities and foreign exchange transactions or (ii) pursuant to an agreed schedule, as and if set forth in the Procedures Manual, of credits for dividends and interest payments on Securities. All such extensions of credit shall be repayable by the Client on demand. The Custodian shall be entitled to charge the Client interest for any such credit extension at rates to be agreed upon from time to time. In addition to any other remedies available, the Custodian shall be entitled to a right of set-off against the Property to satisfy the repayment of such credit extensions and the payment of accrued interest thereon. The
Custodian may act as the Client's agent or act as a principal in foreign exchange transactions at such rates as are agreed from time to time between the Client and the Custodian.
     13. The Client represents that (i) the execution, delivery and performance of this Agreement (including, without limitation, the ability to obtain the short-term extensions of credit in accordance with Section 12) are within the Client's power and authority and have been duly authorized by all requisite action (corporate or otherwise) and (ii) this Agreement and each extension of short-term credit extended or arranged for the benefit of the Client in accordance with Section 12 will at all times constitute a legal, valid and binding obligation of the Client and be enforceable against the Client in accordance with their respective terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law). The Custodian represents that the execution, delivery and performance of this Agreement is within the Custodian's power and authority and has been duly authorized by all requisite action of the Custodian. This Agreement constitutes the legal, valid and binding obligation of the Custodian enforceable against the Custodian in accordance with its terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).
     14. The Custodian shall be responsible for the performance of only such duties as are set forth in this Agreement or the Procedures Manual or contained in Authorized Instructions given to the Custodian which are not contrary to the provisions of any relevant law or regulation. The Custodian shall not be liable to the Client or to any other person for any action taken or omitted to be taken by it in connection with this Agreement in the absence of negligence or willful misconduct on the part of the Custodian. Upon the request of the Custodian, the Client agrees to deliver to the Custodian a duly executed power of attorney, in form and substance satisfactory to the Custodian, authorizing the Custodian to take any action or execute any instrument on behalf of the Client as necessary or advisable to accomplish the purposes of this Agreement.
     15. The Client agrees to pay to the Custodian from time to time such compensation for its services pursuant to this Agreement as may be mutually agreed upon from time to time and the Custodian's out-of-pocket or incidental expenses. The Client hereby agrees to hold the Custodian harmless from any liability or loss resulting from any taxes or other governmental charges, and any expenses related thereto, which may be imposed or assessed with respect to
the  Accounts  or  any  Property  held   therein.   The  Custodian  is  and  any
Subcustodians are authorized to charge the Accounts for such items and the Custodian shall have a lien, charge and security interest on any and all Property for any amount owing to the Custodian from time to time under this Agreement.
     16. This Agreement may be terminated by the Client or the Custodian by 60 days written notice to the other, sent by registered mail. If notice of termination is given, the Client shall, within 30 days following the giving of such notice, deliver to the Custodian a statement in writing specifying the successor custodian or other person to whom the Custodian shall transfer the Property. In either event the Custodian, subject to the satisfaction of any lien it may have, will transfer the Property to the person so specified. If the Custodian does not receive such statement the Custodian, at its election, may transfer the Property to a bank or trust company established under the laws of

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the United  States or any state  thereof to be held and  disposed of pursuant to the provisions of this Agreement or may continue to hold the Property until such a statement is delivered to the Custodian. In such event the Custodian shall be entitled to fair compensation for its services during such period as the Custodian remains in possession of any Property and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect; provided, however, that the Custodian shall no longer settle any transactions in securities for the Accounts.
     17.  The   Custodian,   its  agents  and   employees   will   maintain  the
confidentiality of information concerning the Property held in the Client's account, including in dealings with affiliates of the Custodian. In the event the Custodian or any Subcustodian is requested or required to disclose any confidential information concerning the Property, the Custodian shall to the extent practicable and legally permissible, promptly notify the Client of such request or requirement so that the Client may seek a protective order or waive the Custodian's or such Subcustodian's compliance with this Section 17. In the absence of such a waiver, if the Custodian or such Subcustodian is compelled, in the opinion of its counsel, to disclose any confidential information, the Custodian or such Subcustodian may disclose such information to such persons as, in the opinion of counsel, is so required.
     18. Any notice or other communication from the Client to the Custodian, unless otherwise provided by this Agreement, shall be sent by certified or registered mail to Morgan Stanley Trust Company, One Pierrepont Plaza, Brooklyn, New York, 11201, Attention: President, and any notice from the Custodian to the Client is to be mailed postage prepaid, addressed to the Client at the address appearing below, or as it may hereafter be changed on the Custodian's records in accordance with notice from the Client.
     19. The Custodian may assign all of its rights and obligations hereunder to any other entity which is qualified to act as custodian under the terms of this Agreement and majority-owned, directly or indirectly, by Morgan Stanley Group Inc., and upon the assumption of the rights and obligations hereunder by such entity, such entity shall succeed to all of the rights and obligations of, and be substituted for, the Custodian hereunder as if such entity had been originally named as custodian herein. The Custodian shall give prompt written notice to the Client upon the effectiveness of any such assignment.

         This Agreement shall bind the successors and assigns of the Client and the Custodian and shall be governed by the laws of the State of New York applicable to contracts executed in and to be performed in that state.

                         [Norwest Bank Minnesota, N.A.]


         By \s\ Webster A. Hill
            ____________________                Name:    Webster A. Hill
                                                Title:   VP Trust Asset Services

         Address for record:

         _______________________

         733 Marquette Ave.

         _______________________

         Minneapolis, MN  55479-0047

         _______________________


Accepted:

MORGAN STANLEY TRUST COMPANY


By \s\ Daniel Roccato
   ______________________
         Daniel Roccato
         Authorized Signature

                         AMENDMENT TO CUSTODY AGREEMENT
                                     BETWEEN
                          MORGAN STANLEY TRUST COMPANY
                                       AND
                          NORWEST BANK MINNESOTA, N.A.
                               DATED JUNE 18, 1993


         This Amendment, dated as of April 1, 1996, amends the custody agreement dated June 18, 1993 ("Custody Agreement") between Morgan Stanley Trust Company ("Custodian") and Norwest Bank Minnesota, N.A. ("Client").

Intending to be legally bound, the parties hereby agree as follows, with respect to Account Nos. 412718 and 412726 (separate accounts established on the Custodian's books and records for two customers of the Client):

1. The second and third sentences of Article 1 of the Custody Agreement shall be deleted and replaced in their entirety with the following:

         "The Client instructs the Custodian to establish on the books and records of the Custodian one or more accounts ("the Accounts") in the name of the Client, one or more of which shall be for the benefit of Account No. 412718 and one or more of which shall be for the benefit of Account No. 412726. The Custodian shall record in the Accounts and shall have general responsibility for the safekeeping of all securities ("Securities"), cash and other property (all such Securities, cash and other property being collectively, the "Property") of the Client for the benefit of each customer."

2. The following sentence shall be inserted in Article 1 of the Custody Agreement immediately after the third sentence:

         "The Client shall cause to be delivered to the Accounts only customer assets and the Custodian shall maintain in the Accounts only these assets and none of its proprietary assets."

3. The last sentence of Article 1 of the Custody Agreement shall be deleted and replaced in its entirety with the following:

         "The Client acknowledges that, to the extent not inconsistent with the terms of the Custody Agreement, the Procedures Manual constitutes an integral part of this Agreement."

4. The last sentence of Article 2 of the Custody Agreement shall be deleted and replaced in its entirety with the following:

         "Except as provided in the previous sentence, the Custodian shall be liable for losses incurred by the Client in respect of Property held by a Subcustodian to the extent such loss is caused by the negligence or willful misconduct of any Subcustodian."

5. The first sentence of Article 3(a) of the Custody Agreement shall be deleted and replaced in its entirety with the following:

         "The Custodian will identify on its books as belonging to the Client for the benefit of its customers any Property held by a Subcustodian for the Custodian's account:"

6. The fourth sentence of Article 12shall be deleted and replaced in its entirety with the following:

         "In addition to any other remedies available, the Custodian shall be entitled to a right of set-off against the Property in the particular Account that caused the extension of credit to satisfy the repayment of such credit extensions and the payment of accrued interest thereon."

7. This Amendment may not be modified except by a writing signed by both parties hereto.

8. This Amendment may be signed in counterparts which, when taken together as a whole, shall constitute a single agreement.

9. All other provisions of the Custody Agreement shall remain in full force and effect.

10. This Amendment shall bind the successors and assigns of the Client and the Custodian and shall be governed by the laws of the State of New York applicable to contracts executed in and to be performed in that State.

NORWEST BANK MINNESOTA, N.A.

By:\s\ Jeannette Dubanowski
  _______________________________
Name:    Jeabbette Dubanowski
Title:   Trust Officer

MORGAN STANLEY TRUST COMPANY

By:\s\ Jack Federico
  _______________________________
Name:    Jack Federico
Title:   Principal


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